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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE

Contact:  Frederick C. Jansen               Ronald H. Rodgers, Jr.
          Executive Vice President and      Vice President - Finance
          Chief Financial Officer           (610) 644-4796
          (610) 644-4796


                   RENAL TREATMENT CENTERS ANNOUNCES PRIVATE
                  PLACEMENT OF CONVERTIBLE SUBORDINATED NOTES

Berwyn, Pennsylvania (May 28, 1996) - Renal Treatment Centers, Inc. (NYSE:RXT) today announced that it will commence an offering of approximately $125,000,000 of Convertible Subordinated Notes due 2006. The Company intends to use the proceeds of the offering for the repayment of indebtedness, acquisitions, development of additional dialysis centers, capital expenditures and general corporate purposes. The offering is expected to be completed in mid-June 1996.

          The Convertible Subordinated Notes will be offered under Rule 144A and Regulation S, and, therefore, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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